Exhibit 10.36

ASSIGNMENT OF CONTRACTS, OPERATING PERMITS AND
CONSTRUCTION PERMITS

ASSIGNMENT OF CONTRACTS, OPERATING PERMITS AND CONSTRUCTION PERMITS (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Assignment”), dated as of November 30, 2006, made by PH FEE OWNER LLC, a Delaware limited liability company, and OPBIZ, L.L.C., a Nevada limited liability company, each having its principal place of business at c/o OpBiz, L.L.C., 3667 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (individually or collectively as the context may require, “Borrower”), in favor of COLUMN FINANCIAL, INC., a Delaware corporation having an address at 11 Madison Avenue, 9th Floor, New York, New York 10010 (“Lender”).

RECITALS

WHEREAS, this Assignment is given in connection with a loan in the principal sum of up to Eight Hundred Twenty Million and No/100 Dollars ($820,000,000) (the “Loan”) made by Lender to Borrower pursuant to that certain Loan Agreement, dated as of the date hereof (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”) and evidenced by that certain Promissory Note, dated the date hereof, given by Borrower to Lender (as amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Note”).

WHEREAS, payment of the Debt and the performance of all of Borrower’s obligations under the Note, the Loan Agreement and the other Loan Documents are secured by, inter alia, that certain Deed of Trust, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing dated as of the date hereof (as amended, modified or supplemented from time to time, the “Security Instrument”) encumbering, among other things, certain real property and improvements located at Las Vegas Boulevard and Harmon Avenue in Clark County, Nevada, commonly known on the date hereof as Aladdin Hotel and Casino (the “Property”), and the personal property described therein.

WHEREAS, Borrower desires to further secure the payment of the Debt and the performance of all of its obligations under the Note, the Loan Agreement and the other Loan Documents.

WHEREAS, this Assignment is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Borrower of its obligations thereunder and under the other Loan Documents is secured hereby, and each and every term and provision of the Loan Agreement and the Note, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Assignment.

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the respective meanings specified in the Loan Agreement.

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Assignment, and without limiting the provisions of the Security Instrument, Borrower hereby irrevocably, absolutely and unconditionally assigns and transfers to Lender, its successors and assigns, as collateral security for the Debt and the Obligations (as defined in the Security Instrument), all of Borrower’s right, title and interest in, to and under:

(A)          the Management Agreement, the License Agreement, and, to the extent assignable, any and all other contracts and agreements with architects, engineers, contractors, subcontractors, management agents, leasing agents, sales agents, service and maintenance agents and providers, and other third parties (collectively, the “Contracting Parties” or, singularly, a “Contracting Party”), whether now existing or hereafter arising, relating to the design, construction, ownership, use, occupancy, possession, management, operation, leasing, sale, service, maintenance or repair of, or otherwise in respect of, the Property, including, without limitation, architect agreements, engineering agreements, construction contracts, subcontractor agreements, management agreements, leasing agreements, sales agency agreements, service contracts, equipment leases and personal property leases, including all warranties and guarantees (collectively, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Contracts” or, singularly, a “Contract”) including, without limitation, the following:

(i)            all of the right, title and interest of Borrower in, to and under any and all guaranties and/or warranties and any and all options, licenses, and other agreements now or subsequently executed or created by or on behalf of Borrower with respect to the Contracts; and

(ii)           the rights of Borrower under the Contracts to receive and collect any monies or other benefits or sums due or to become due or to which   Borrower may now or shall hereafter become entitled or may demand or claim under the Contracts; and

(iii)          all of the right, power and authority of Borrower to alter, modify, amend or change in any material respect the terms, conditions and provisions of the Contracts or to surrender, cancel or terminate the same or to accept any surrender, cancellation or termination of the same; and

(iv)          all of the rights, powers and privileges of Borrower under the Contracts, including, without limitation, the right to sue for enforcement of the provisions thereof or to seek damages for a breach thereof or indemnification thereunder, whether heretofore or hereafter existing;

(B)           to the extent assignable under applicable law, any and all Operating Permits (as defined in the Loan Agreement), Construction Permits (as defined in the Loan Agreement) permits, licenses, franchises, certificates, consents and approvals (including, without limitation, all agreements, certificates of use and occupancy (or their equivalent) and applications and approvals issued by any Governmental Authority and all building, construction, land use, environmental, utility agreements or other franchises, approvals, consents and authorizations (including, but not limited to liquor and food licenses and business licenses and approvals from any applicable Governmental Authority) required for or useful in connection with the ownership, use, occupation or operation of the Property and the transactions provided for in the Loan

Agreement and the other Loan Documents) relating to the design, construction, ownership, use, occupancy, management, operation, leasing, sale, maintenance or repair of, or otherwise in respect of, the Property, whether now existing or hereafter arising (collectively, the “Permits and Licenses”);

(C)           to the extent assignable, any and all warranties and guaranties relating to the Property or to any fixtures, equipment or personal property owned by Borrower and located on and/or used in connection with the Property, whether now existing or hereafter arising;

(D)          to the extent assignable, any and all plans, specifications, drawings, insurance policies, warranties, guaranties, indemnities, appraisals, engineering, environmental, soil, and/or other reports and studies, tenant lists, books, records, correspondence, files and advertising and marketing materials, and other documents or instruments, relating to the Property, whether now existing or hereafter arising; and

(E)           any and all cash and non-cash proceeds of any of the foregoing, and all claims of Borrower with respect thereto, together with all right, title and interest of Borrower in and to any and all extensions and renewals of any of the foregoing.

The Contracts, together with the items referred to in the foregoing paragraphs (B), (C), (D) and (E), are sometimes collectively referred to herein as the “General Intangibles”.

This Assignment is made upon the following terms and conditions:

1.             Representations and Warranties.  Borrower represents and warrants to Lender that:

(a)           Borrower has not assigned or granted, and will not assign or grant, a security interest in any of the General Intangibles to anyone other than Lender.

(b)           All sums due and payable to any Contracting Party by Borrower under the related Contracts have been paid in full.

(c)           Borrower’s interest in the General Intangibles is not subject to any claim, setoff, lien, deduction or encumbrance of any nature (other than the encumbrance created hereby and the encumbrances created by the Security Instrument and the other Loan Documents), and no other Person has any right, title or interest in the General Intangibles.

(d)           Borrower has full power and authority to make this Assignment, without the need for any consent that has not been obtained.

(e)           Neither Borrower nor, to Borrower’s knowledge, any Contracting Party is in default under any of the terms, covenants or provisions of any Contract and Borrower knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under any Contract by Borrower or any Contracting Party.

(f)            Neither Borrower nor any Contracting Party has commenced any action or given or received any notice for the purpose of terminating any Contract, and the Contracts and,

to the extent applicable, the General Intangibles are in full force and effect and have not been modified, amended or assigned (other than pursuant to this Assignment).

(g)           As of the date hereof, the Permits and Licenses set forth on Exhibit A attached to this Assignment are all of the Permits and Licenses in effect with respect to the Property (none of which have been amended, modified or otherwise changed in any way), true, correct and complete copies of all such Permits and Licenses have been delivered to Lender, and Borrower shall from time to time, promptly after Lender’s request therefor, update such Exhibit A so that the same is a current and complete list as of the time in question of all Permits and Licenses then in existence and deliver copies of the same to Lender.

(h)           Borrower has not performed any act or executed any instrument that might prevent Lender from operating under any of the terms and conditions hereof, or that would limit Lender in such operation.

2.             Certain Covenants.  Borrower covenants and agrees with Lender as follows:

(a)           Borrower shall and shall cause its employees, agents and contractors to (i) at all times comply with, cause compliance with, make all payments required by, and otherwise perform and discharge all of its covenants, obligations, agreements, and conditions under the Contracts, (ii) secure or enforce all of its rights under the Contracts, and (iii) in a commercially reasonable manner, enforce or secure the performance of all covenants, obligations, agreements and conditions to be performed and discharged by any Contracting Party under the Contracts.

(b)           Borrower shall not enter into any material Contracts or other General Intangibles or make any material changes in or amendments to any of the Contracts or other General Intangibles without the prior written consent of Lender, which consent shall not be unreasonably withheld, provided, that notwithstanding the foregoing, Lender’s consent shall not be required with respect to any new Contract or any changes in or amendments to any Contract if (i) such Contract does not relate to the design, construction or overall management or operation of the Property, (ii) such Contract is terminable without cause and without payment of any penalty or termination fee on not more than thirty (30) days’ notice and (iii) the Contracting Party under such Contract does not have any right, by reason of applicable law or otherwise, to assert a lien against the Property;

(c)           Borrower shall not tender or accept a surrender or cancellation of any of the General Intangibles without the prior written consent of Lender where such surrender or cancellation would adversely affect the Property or adversely affect Lender’s interest therein or Lender’s security or where such surrender or cancellation would violate the terms of any Loan Document;

(d)           Borrower shall not (a) waive, excuse, condone or in any manner release or discharge (in whole or in part) any party to the Contracts from any material claim or any material obligation, covenant, condition or agreement to be performed by it under the Contracts, (b) fail to exercise promptly and diligently any of the material  rights that it may have under the Contracts, or (c) fail to deliver promptly to Lender a copy of each demand or notice given or received by it, or its employees, agents or contractors, relating in any way to a material provision of the Contracts;

(e)           Borrower shall promptly provide to Lender a true, correct and complete copy of each Contract promptly after it has been executed and delivered by the parties thereto;

(f)            Borrower shall promptly provide to Lender copies of all changes in or amendments to any Contract whether or not Lender’s consent thereto is required pursuant to Section 2(b) above and Borrower shall promptly notify Lender in writing of any surrender or cancellation of any Contract whether or not Lender’s consent thereto is required pursuant to Section 2(c) above;

(g)           Borrower shall give immediate notice to Lender of any notice of default served by or upon Borrower with respect to its obligations under any of the Contracts or the other General Intangibles and, at the sole cost and expense of Borrower, shall enforce or secure the performance of each and every material obligation of the Contracting Parties to be kept or performed under the Contracts; and

(h)           Borrower, at its expense, shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect and maintain to the extent commercially reasonable under the circumstances the Permits and Licenses in the ordinary course of business and to cooperate with Lender in assigning the Permits and Licenses (and in obtaining the consent of any Governmental Authority to such assignments) or having new permits and licenses issued to Lender or a third party designated by Lender in the event of a foreclosure, deed in lieu of foreclosure or other transfer of the Property, in accordance with the terms and provisions of the Loan Documents.  Notwithstanding this Assignment, Lender shall have no obligations or liability of any kind under or with respect to the Permits and Licenses, either before or after its exercise of any rights hereby granted to it, and Borrower agrees to save and hold Lender harmless of and from, and to indemnify and defend it against, any and all such obligations and liabilities, contingent or otherwise, now existing or later arising.

3.             Defense of Claims; Borrower Obligations; Indemnification.  Borrower covenants and agrees to appear in and defend, at Borrower’s sole cost and expense, any action or proceeding arising under, growing out of or in any manner connected with the General Intangibles or the obligations, duties or liabilities of Borrower under the General Intangibles, and to pay all actual reasonable costs and expenses of Lender, including, reasonable attorneys’ fees and expenses, in any such action or proceeding in which Lender may appear.  Neither this Assignment nor any action or actions on the part of Lender (including, without limitation, any assumption by Lender of the rights and obligations under the General Intangibles pursuant to the provisions of Section 5) shall relieve Borrower of any of its obligations under the General Intangibles and Borrower shall continue to be primarily liable for all obligations thereunder, Borrower hereby agreeing to perform each and all of its obligations under the General Intangibles.  Borrower hereby agrees to protect, defend, indemnify and hold Lender free and harmless from and against any and all loss, cost, liability or expense (including, but not limited to, reasonable attorneys’ fees and costs and reasonable accountants’ fees and costs) resulting from any failure of Borrower to so perform under the General Intangibles.

4.             Event of Default.  It shall be an Event of Default hereunder: (a) upon the breach by Borrower of any negative covenant or condition hereof; (b) upon the failure by Borrower in the performance or observance of any affirmative covenant or condition hereof and the continuance of such failure for thirty (30) days (or such shorter period of time provided under any other Loan Document) after notice of such default from Lender (provided that no such notice of default shall be required if such failure by Borrower is a default under any other Loan Document and such other Loan Document does not require the giving of notice prior to the same constituting an Event of Default thereunder); and (c) if any representation or warranty made by Borrower herein shall have been false or misleading in any material respect as of the date the representation or warranty was made.

5.             Certain Rights and Remedies of Lender.  In addition to any of Lender’s rights and remedies at law or in equity, upon the occurrence of an Event of Default hereunder or under any of the other Loan Documents, (i) Borrower shall not enter into, modify, amend or terminate any Contracts without the prior written consent of Lender and (ii) Lender may, but shall not be obligated to, assume any or all of the obligations of Borrower under any or all of the Contracts and/or exercise any or all of the rights, benefits and privileges of Borrower under any or all of the General Intangibles.  Without limiting the generality of the foregoing, upon the occurrence of an Event of Default hereunder or under any of the other Loan Documents, Lender may give notice to any or all of the Contracting Parties, either requiring the Contracting Party to continue performance under its Contract or, alternatively, terminating the Contract.  This Assignment shall constitute a direction to and full authority to the Contracting Parties under the Contracts to act at Lender’s written direction and otherwise perform on Lender’s behalf under the Contracts, without proof of the Event of Default relied upon.  The Contracting Parties shall be entitled to rely upon written notice from Lender that Lender has assumed all of the rights and obligations of Borrower under the applicable Contract(s) without any inquiry into whether Borrower is in default hereunder or under any of the other Loan Documents.  Lender’s notice to any Contracting Party to continue performance under its Contract may specify (although Lender shall have no obligation to so specify) that Lender has elected to assume all the rights and obligations of Borrower under such Contract.  Under no circumstances shall Lender be deemed by any party to have assumed Borrower’s rights and obligations under a Contract unless and until such written notice is delivered to the Contracting Party in accordance with the foregoing provision.  Lender shall not be liable for any acts, omissions or defaults occurring or arising under any Contract prior to Lender’s assumption of such Contract, and Borrower hereby indemnifies Lender for any liability to which Lender may be exposed due to any such prior act, omission or default.  The exercise of any rights under this Assignment by Lender shall not cure or waive any Default or Event of Default, or invalidate any act done pursuant hereto or pursuant to any other Loan Documents, but shall be cumulative of all other rights and remedies under this Assignment and the other Loan Documents.

6.             Right to Cure.  Upon the occurrence of an Event of Default hereunder or under any of the Loan Documents or any default or breach by Borrower under any of the General Intangibles, Lender shall have the right at any time, but shall have no obligation, to take in its name or in the name of Borrower, or otherwise, such action as Lender may at any time or from time to time determine to be reasonably necessary to cure any default under the General Intangibles or to protect the rights of Borrower or Lender thereunder.  Lender shall incur no liability to Borrower if any action taken by Lender or on Lender’s behalf in good faith pursuant to this Assignment shall prove to be in whole or in part inadequate or invalid. Borrower hereby agrees to protect, defend, indemnify and hold Lender and its affiliated entities free and harmless from and against any and all loss, cost, liability or expense (including, but not limited to, attorneys’ fees and costs and accountants’ fees and costs) to which Lender and/or its affiliated entities may be exposed, or that Lender and/or its affiliated entities may incur, in exercising any of its rights under this Assignment, except to the extent caused by the gross negligence or willful misconduct of Lender.

7.             Attorney-in-Fact.  Borrower hereby irrevocably constitutes and appoints Lender its true and lawful attorney-in-fact, in Borrower’s name or in Lender’s name, or otherwise, to enforce all of the rights of Borrower under the General Intangibles, exercisable at any time from and after the occurrence of an Event of Default by Borrower hereunder or under any of the other Loan Documents or any default or breach by Borrower under any of the General Intangibles.  It is hereby recognized that the power of attorney herein granted is coupled with an interest and shall not be revocable so long as any of the Obligations (as defined in the Security Instrument) are outstanding.

8.             Delivery of Consents to Assignment.  Borrower shall promptly request, use all commercially reasonable efforts to obtain, and upon obtaining same deliver to Lender, consents to the terms of this Assignment, in the form attached hereto as Exhibit B or in such other form reasonably acceptable to Lender, from such Contracting Parties as Lender may request from time to time.

9.             Further Assurances.  Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all further acts, conveyances, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, require for the better assuring, conveying, assigning, transferring and confirming unto Lender the property and rights hereby assigned or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Assignment or for filing, registering or recording this Assignment and, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien and security interest hereof in and upon the General Intangibles.

10.           No Oral Change.  This Assignment and any provisions hereof may not be modified, amended, waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

11.           General Definitions.  Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Assignment may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or interest therein,” the word “Lender” shall mean “Lender and any subsequent holder of the Note, the word “Note” shall mean “the Note and any other evidence of indebtedness secured by the Loan Agreement, the word “Property” shall include any portion of the Property and any interest therein, the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorney’s, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder; whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.  Terms used herein that are defined in Article 8 and Article 9 of the UCC and not otherwise defined herein or by reference herein have the meaning assigned to such terms therein.

12.           Inapplicable Provisions.  If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

13.           Governing Law.  This Assignment shall be governed in accordance with the terms and provisions of Section 10.3 of the Loan Agreement.

14.           Notices.  All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

15.           Exculpation.  The provisions of Section 9.4 of the Loan Agreement are hereby incorporated by reference into this Assignment to the same extent and with the same force as if fully set forth herein.

16.           Termination of Assignment.  Upon indefeasible repayment and performance in full of the Debt and the other Obligations, this Assignment shall be deemed automatically terminated and of no further force or effect.

17.           WAIVER OF TRIAL BY JURY.  BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS ASSIGNMENT, THE NOTE, OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

18.           Successors and Assigns.  This Assignment shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns forever.  Borrower may not assign or delegate this Assignment without the prior written consent of Lender, and any attempted assignment without such consent shall be null and void.

19.           Headings, Etc.  The headings and captions of various sections and paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

20.           Performance of Borrower’s Obligations.  Borrower shall pay immediately upon demand all reasonable sums expended by Lender under the authority hereof together with interest thereon at the Default Rate and the same shall be an obligation of Borrower and shall be secured hereby and by the Loan Documents.

21.           Facsimile Signature.  Execution of the signature page of this Assignment by Borrower and the delivery thereof to Lender or its counsel by facsimile shall be fully effective as if any such party had executed and delivered an original counterpart of this Assignment.

22.           Joint and Several Liability.  If Borrower consists of more than one Person, the obligations and liabilities of each such Person shall be joint and several.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, Borrower has executed this Assignment as of the day and year first above written.

PH FEE OWNER LLC, a Delaware limited liability company

By:
Name:
Title:

OPBIZ, L.L.C., a Nevada limited liability company

By:
Name:
Title:

EXHIBIT A

List of Contracts, Operating Permits, Construction Permits

(see attached)

EXHIBIT B

Form of Contracting Party’s Consent

CONTRACTING PARTY’S CONSENT

[                          ] (“Contracting Party”) is a party to an agreement relating to the property commonly known as the Aladdin Hotel and Casino, Las Vegas, Nevada, which agreement is attached as Exhibit A hereto (the “Contract”).  Contracting Party acknowledges that Column Financial, Inc., a Delaware corporation (“Lender”), has made a loan to PH Fee Owner LLC, a Delaware limited liability company, and OpBiz, L.L.C., a Nevada limited liability company (individually or collectively as the context may require, “Borrower”), which loan is secured by, among other things, Borrower’s right, title and interest in and to the Property and the contracts, licenses and permits relating to the Property.

Contracting Party hereby agrees as follows:

1.             Contracting Party acknowledges and consents to the assignment of the Contract by Borrower to Lender and the right of Lender to terminate the Contract, each as set forth in that certain Assignment of Contracts, Licenses and Permits, dated as of [              ], 2006 (the “Assignment”), from Borrower to Lender.

2.             In the event Lender assigns its interests under the Contract, then, at the request of the successor or assign of Lender (the “Successor”), and upon the Successor’s written agreement to accept Contracting Party’s attornment, Contractor shall attorn and shall promptly execute and deliver any instrument the Successor may reasonably require to evidence such attornment.  Upon the attornment referred to in this Section 2, the Contract shall continue in full force and effect as if it were a direct agreement between and binding upon the Successor and Contracting Party.

3.             In the event Lender elects to terminate the Contract in accordance with the Assignment, then the Contract will terminate upon Lender’s delivery of written notice thereof and Lender shall have no liability or obligation thereunder.

CONTRACTING PARTY